UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2019
NOBILIS HEALTH CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia	001-37349	98-1188172
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 925-0950
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, no par value	HLTH	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Forbearance Agreement

On May 23, 2019, Nobilis Health Corp. (the “Company”), an indirect subsidiary, Northstar Healthcare Acquisitions, L.L.C., as Borrower, and certain subsidiaries of the Company, as guarantors (collectively, the “Loan Parties”) entered into a Second Limited Conditional Forbearance Agreement, Consent and Fourth Amendment to Credit Agreement (the “Second Forbearance Agreement”), dated effective as of April 30, 2019, with respect to the Company’s Credit Agreement dated October 28, 2016, as amended (the “Credit Agreement”), with BBVA Compass Bank (“Compass Bank”) as Administrative Agent (the “Administrative Agent”), LC Issuing Lender and Swingline Lender and other lenders party thereto (the “Lenders”).

As previously reported, the Loan Parties, Administrative Agent and certain of the Lenders had entered into that certain Limited Conditional Forbearance Agreement, dated effective as of March 31, 2019 (the “First Forbearance Agreement”), pursuant to which the Administrative Agent and Lenders agreed to forbear, during the Forbearance Period (as defined in the First Forbearance Agreement, the “First Forbearance Period”), which expired on April 30, 2019, from (a) demanding payment in full of all obligations (including principal, interest, fees, and expense, or any other amount due under the Credit Agreement or other loan documents) and (b) exercising their respective rights and remedies with respect to or arising out of the events of default that occurred as a result of the Borrower under the Credit Agreement (i) failing to comply with financial covenants of the Credit Agreement, (ii) making certain Restricted Payments (collectively (i) and (ii), the “Specified Defaults”), (iii) failing to comply with the requirements of Section 6.12(a) of the Credit Agreement in respect to NHC Network, LLC, (iv) failing to cause Nobilis Vascular Texas, LLC, an indirect subsidiary of the Borrower, to make payments when due under a promissory note (collectively (iii) and (iv), the “Disputed Specified Defaults”), (v) failing to pay a certain demand invoice from the Administrative Agent, delivered to the Borrower on or about March 5, 2019, (vi) failing to comply with the requirements of the Credit Agreement regarding the disposition of equity interest in a former indirect subsidiary, (vii) failing to pay the principal payments that became due on March 29, 2019, under the Credit Agreement, and (viii) failing to pay interest that became due on March 26, 2019, and on March 29, 2019, under the Credit Agreement (collectively (v), (vi), (vii), and (viii) the “Additional Events of Default” and, together with the Specified Defaults and Disputed Specified Defaults, the “Initial Specified Events of Default”).

Pursuant to the terms of the Second Forbearance Agreement, the Administrative Agent and Lenders have agreed that they will forbear, during the Second Forbearance Period (as defined below), from (a) demanding payment in full of all obligations (including principal, interest, fees, and expense, or any other amount due under the Credit Agreement or other loan documents) and (b) exercising their respective rights and remedies under the Credit Agreement or other comparable provisions of the other loan documents solely as a result of (i) the existence and continuation of the Initial Specified Events of Default and (ii) the Borrower failing to pay the LC Fee that became due and payable on April 10, 2019 under the Credit Agreement (together with the Initial Specified Events of Default, the “Specified Events of Default”). The forbearance period under the Second Forbearance Agreement (the “Second Forbearance Period”) will expire on the earliest to occur of (i) the occurrence of an event of default during the Second Forbearance Period other than (a) the Specified Events of Default or (b) any event of default that occurs due to the failure of Loan Parties to comply with the certain financial covenants contained in Section 7.11 of the Credit Agreement, (ii) any Loan Parties’ actual knowledge of an event of default (other than the Specified Events of Default) that occurred prior to the Second Forbearance Period and that has not been cured within three business days of a Loan Party obtaining actual knowledge of such event of default and (iii) June 14, 2019.

The Second Forbearance Agreement also contains additional financial covenants to those financial covenants contained in the Credit Agreement that are tested weekly against the Company’s “rolling” 13-week budget, providing for an event of default under the Credit Agreement and immediate termination of the Second Forbearance Period if (i) the aggregate amount of the Loan Parties’ actual cash expenses and disbursements during the preceding week are more than 110% of the projected cash expenses and disbursements for such week as set forth in the Approved Budget (as defined in the Second Forbearance Agreement); (ii) the aggregate amount of the Loan Parties’ actual cash receipts during the preceding week are less than 90% of the projected cash receipts for such week as set forth in the Approved Budget; or (iii) the Loan Parties’ actual surgical cases performed during the preceding week are less than 90% of the projected surgical cases for such week as set forth in the Approved Budget.

In addition, pursuant to the terms of the Second Forbearance Agreement, (i) the Credit Agreement was amended to, among other things, allow the Loan Parties to have the ability to incur certain super priority indebtedness and other obligations to be provided by Compass Bank, in its capacity as super priority agent (the “Super Priority Agent”), and certain of the Lenders pursuant to the Super Priority Credit Facility described below, (ii) the Administrative Agent and Lenders consented to the Administrative Agent, in such capacity, entering into a subordination agreement by which the obligations under the Credit Agreement and the other loan documents and liens securing such obligations will be subordinated to the obligations under the Super Priority Credit Facility (the “Super Priority Subordination Agreement”) and (iii) the Administrative Agent and Lenders consented to the Loan Parties entering into the Super Priority Credit Agreement (as defined below), the Super Priority Subordination Agreement and the related loan documents delivered under the Super Priority Credit Facility.

The forgoing descriptions of the First Forbearance Agreement and the Second Forbearance Agreement are qualified in their entirety by reference to the full text of the First Forbearance Agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 9, 2019, and the Second Forbearance Agreement, a copy of which is filed in Exhibit 10.1 to this Current Report on Form 8-K, and each of which are incorporated herein by reference.

Super Priority Credit Facility

On May 23, 2019, substantially all of the Loan Parties entered into a Super Priority Credit Agreement (the “Super Priority Credit Agreement”), dated as of May 22, 2019, with Compass Bank, in its capacity as Super Priority Agent (the “Super Priority Agent”), and certain of the Lenders, in their capacities as super priority lenders (the “Super Priority Lenders”).

The principal amount of the super priority term loan pursuant to the Super Priority Credit Agreement (the “Super Priority Credit Facility”) is $7.75 million, which bears interest on the outstanding principal amount thereof at a rate of 15% per annum. All outstanding principal under the Super Priority Credit Agreement is due and payable on the earliest to occur of (a) July 31, 2019 (or such later date as the Super Priority Agent and the Super Priority Lenders may agree in writing in their sole discretion), (b) the indefeasible payment in full in cash of the obligations under the Credit Agreement or the indefeasible payment in cash of a discounted amount of the obligations under the Credit Agreement with the express written consent of the Administrative Agent and Lenders thereunder in full satisfaction of such obligations or (c) the acceleration of the obligations due to an Event of Default (as defined in the Super Priority Credit Agreement). Proceeds from the Super Priority Credit Facility will be deposited in an interest reserve account (in the amount of interest that will be due and payable on the loans through July 31, 2019), a legal retainer account and financial consultant retainer account (each in the amount of $150,000) and, with respect to the remaining amounts, a restricted deposit account of the Company, subject to the exclusive control of the Super Priority Agent, which restricted account may only be used to fund working capital in accordance with the Company’s weekly budget (to the extent such weekly budget forecasts that the Loan Parties’ cash availability will be less than $4.4 million as of the Friday of the immediately following week after giving effect to cash receipts and cash payments forecasted through such date), subject to the approval of the Super Priority Agent and subject to such other terms and conditions set forth in the Super Priority Credit Agreement, to pay fees and expenses incurred in connection with the Super Priority Credit Facility and the transactions contemplated thereby and, to the extent necessary, to replenish the legal retainer account and the financial consultant retainer account.

The Super Priority Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default substantially based upon the Credit Agreement (with certain modifications making such representations and warranties, affirmative and negative covenants and events of default more restrictive for the Company) and the additional affirmative and negative covenants set forth in the Second Forbearance Agreement. The Super Priority Credit Agreement also contains financial covenants that are tested weekly against the Company’s “rolling” 13-week budget, providing for an event of default if (i) the aggregate amount of the Loan Parties’ actual cash expenses and other disbursements during the preceding week are more than 110% of the projected cash expenses and other disbursements for such week as set forth in the Approved Budget (as defined in the Super Priority Credit Agreement); (ii) the aggregate amount of the Loan Parties’ actual cash receipts during the preceding week are less than 90% of the projected cash receipts for such week as set forth in the Approved Budget; (iii) the Loan Parties’ actual surgical cases performed during the preceding week are less than 90% of the projected surgical cases for such week as set forth in the Approved Budget; (iv) the Loan Parties’ outstanding disbursements as of the end of the preceding week are more than 110% of the projected amount of such disbursements as of such date as set forth in the Approved Budget; or (v) the Loan Parties fail to maintain cash availability as required in accordance with the Approved Budget.

The Super Priority Credit Agreement (together with the Second Forbearance Agreement) provides for additional covenants in which the Loan Parties undertake to continue to engage a chief restructuring officer (the “Chief Restructuring Officer”) having the full and exclusive power and authority (including the exclusive power and authority to manage current staff, consultants and contractors of the Loan Parties) to effect a Transaction (as defined in the Second Forbearance Agreement and as described below) and to review and oversee financial matters of the Company. Further, the Super Priority Credit Agreement (together with the Second Forbearance Agreement) provides the Chief Restructuring Officer shall continue be charged with ensuring the performance of all obligations of Loan Parties under the Super Priority Credit Agreement and the

Second Forbearance Agreement, the Credit Agreement and the other Loan Documents (including the timely and accurate reporting of all required financial and collateral information) and oversee the investment banker assisting the Loan Parties in pursuing a Transaction that would result in the repayment of all obligations under the Super Priority Credit Agreement and the Credit Agreement. The Loan Parties additionally agreed to close or else obtain a binding written commitment to such a Transaction by June 14, 2019, subject to customary conditions. Although the Loan Parties have retained an investment banker to assist the Loan Parties in securing such a Transaction, there can be no assurances that the Loan Parties will be successful in securing and closing such a Transaction in a timely manner. Any failure to enter into such a Transaction or to obtain new financing as required by the Super Priority Credit Agreement, the Credit Agreement and the Second Forbearance Agreement would have a material adverse effect on the Company’s financial condition and results of operations.

In connection with the Super Priority Credit Facility, the Administrative Agent and the Super Priority Agent entered into the Super Priority Subordination Agreement, dated as of May 22, 2019, pursuant to which the obligations owed under the Credit Agreement and the other loan documents to the Lenders thereunder and the liens securing such obligations will be subordinated to the obligations owed to the Super Priority Lenders and the Super Priority Agent under the Super Priority Credit Facility.

The forgoing description of the Super Priority Credit Agreement is qualified in its entirety by reference to the full text of the Super Priority Credit Agreement, a copy of which is filed in Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Most of the Company’s wholly-owned domestic subsidiaries and certain non-wholly owned domestic subsidiaries irrevocably and unconditionally fully guaranteed amounts outstanding under the Super Priority Credit Agreement. Pursuant to a Pledge Agreement (the “Pledge Agreement”) and Guaranty and Security Agreement (the “Guaranty and Security Agreement”) delivered in connection with the Super Priority Credit Facility, the loans under the Super Priority Credit Agreement are secured by (a) a pledge of the issued and outstanding shares of stock or other equity interests of certain of the Company’s direct and indirect domestic subsidiaries, to the extent owned by the Company, and (b) a first priority perfected security interest in substantially all of the Company’s other assets and substantially all of the assets of most of the Company’s direct and indirect domestic subsidiaries.

The Pledge Agreement and the Guaranty and Security Agreement are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The description of each of the Pledge Agreement and the Guaranty and Security Agreement in this Current Report is a summary and is qualified in its entirety by reference to the complete text of the respective agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Super Priority Credit Facility” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 15, 2018, the Company received a notice from the NYSE American LLC (“NYSE”) that the Company was not in compliance with NYSE’s continued listing standards under the timely filing criteria established in Section 1007 of the NYSE American Company Guide, as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the three months ended September 30, 2018. Under NYSE rules, the Company was provided a six-month period to correct its filing delinquency and requested to submit a plan of compliance addressing how it intended to regain compliance with the continued listing standards. Although the Company continues to work with its auditor, the Company remains out of compliance with Sections 134 and 1101 of the NYSE American Company Guide because it has failed to timely file its Quarterly Report on Form 10-Q for the three months ended September 30, 2018, and Annual Report Form 10-K for the period ended December 31, 2018. Accordingly, on May 3, 2019, the Company submitted a plan of compliance and requested that NYSE extend the cure period.

On May 16, 2019, the Company was notified by NYSE that NYSE Regulation has accepted the Company’s plan to regain compliance with the continued listing standards and granted an extension of the cure period through August 31, 2019, subject to periodic review by NYSE Regulation for compliance with adherence to the milestones set forth in the Company’s plan. As a result, the listing of the Company’s common shares on NYSE is being continued pursuant to an extension during the plan period. If the Company is not in compliance with the continued listing standards by August 31, 2019, or if the Company does not make progress consistent with the plan during the plan period, NYSE Regulation may initiate delisting proceedings as appropriate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1
Second Limited Conditional Forbearance Agreement, Consent and Fourth Amendment to Credit Agreement, dated effective as of April 30, 2019, among Nobilis Health Corp., Northstar Healthcare Holdings, Inc., Northstar Healthcare Acquisitions, L.L.C., the Loan Parties named therein, Compass Bank, as Administrative Agent, LC Issuing Lender and Swingline Lender and the other lenders party thereto

10.2
Super Priority Credit Agreement, dated as of May 22, 2019, among Nobilis Health Corp., Northstar Healthcare Holdings, Inc., Northstar Healthcare Acquisitions, L.L.C., the Loan Parties named therein, Compass Bank, as Super Priority Agent and the other Super Priority Lenders party thereto

10.3	Pledge Agreement in favor of Compass Bank, as Super Priority Agent, dated as of May 22, 2019
10.4	Guaranty and Security Agreement, dated as of May 22, 2019, by and among Northstar Healthcare Acquisitions, L.L.C., the other Loan Parties thereto and Compass Bank, as Super Priority Agent

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

By:	/s/ Brandon Moreno
Name: Brandon Moreno
Title: Chief Financial Officer
Dated: May 29, 2019